SUB-ITEM 77H
 As of 12/31/10, the following person or entity now owns more than 25% of MFS International Growth Portfolio's voting securities:

 ---------------------------------------------------------------------
 PERSON/ENTITY                             FUND             PERCENTAGE
 ---------------------------------------------------------------------
 ---------------------------------------------- ----------------------
 SC Ibbotson Balanced Fund                  FCI              25.01%
 ---------------------------------------------- ----------------------